                            FARMERS NATIONAL BANCORP
                                5 CHURCH CIRCLE
                           ANNAPOLIS, MARYLAND 21401

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1994

                             ---------------------

    The Annual Meeting of Stockholders of FARMERS NATIONAL BANCORP ("Bancorp") will be held at the Bay Ridge Inn, Herndon Avenue, Annapolis, Maryland, on Tuesday, April 26, 1994, at 11:00 a.m., for the following purposes:

    1. To elect five Class II directors, each to hold office until his successor is elected and qualified;

    2. To ratify the selection of the accounting firm of Stegman & Company as independent public accountants for Bancorp for 1994; and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 18, 1994, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          Norma K. Behlke
                                          SECRETARY

Dated: March 25, 1993

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers National Bancorp ("Bancorp") to be used in voting at the Annual Meeting of Stockholders of Bancorp to be held April 26, 1994, and at any adjournment or adjournments thereof. This Proxy Statement and the form of Proxy are being mailed on or about March 25, 1994. The principal executive offices of Bancorp are located at 5 Church Circle, Annapolis, Maryland 21401.

    Stockholders whose names appeared of record on the books of Bancorp at the close of business on March 18, 1994 (the "Record Date"), will be entitled to vote at the meeting and at any adjournment or adjournments thereof. On the Record Date, there were 2,699,056 shares of Common Stock of Bancorp outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter submitted at the meeting.

                             ELECTION OF DIRECTORS

    Five Class II directors will be elected to hold office for three years and until their successors are elected and qualified. Unless otherwise specified, shares represented by proxies in the form accompanying this Proxy Statement will be voted for the election of the persons listed below, or if any such person shall become unable or unwilling to accept nomination for election, for the election of such other person as the Board of Directors may recommend in his or her place. An affirmative vote of the holders of at least a majority of the shares of Common Stock of Bancorp represented in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to elect directors. The presence, in person or by proxy, of the holders of record of a majority of the shares of common stock entitled to vote at the meeting will constitute a quorum. Withholding authority to vote for one or more nominees will have the same effect as a vote against those nominees.

    The names of the nominees for election as directors, together with certain information regarding them, are set forth below. All nominees are currently directors of Bancorp and have consented to their names being placed in nomination. Bancorp is not aware of any nominee being unwilling to serve as a director, if elected.

    The remaining members of the Board of Directors who are not standing for election are Class III and Class I directors whose terms will expire in 1995 and 1996, respectively.

                             NOMINEES FOR DIRECTORS

                                    AGE AT              PRINCIPAL OCCUPATION            DIRECTOR      YEAR TERM
             NAME                   1/31/94            DURING PAST FIVE YEARS           SINCE (1)    WILL EXPIRE
- -------------------------------  -------------  -------------------------------------  -----------  -------------
CLASS II DIRECTORS:
John B. Melvin                            69    Retired Chairman of the Board, Coca          1965          1997
                                                 Cola Bottling Co. of Annapolis, Md.,
                                                 Inc.
Charles L. Schelberg                      68    Chairman of the Board and Director of        1965          1997
                                                 Farmers National Bank of Maryland;
                                                 Chairman of the Board and Director
                                                 of Bancorp
Donald S. Taylor                          63    Associate, John M. Taylor Funeral            1970          1997
                                                 Home, Inc., a funeral chapel
William W. Simmons                        68    Partner, Compromise Co. Limited              1978          1997
                                                 Partnership
Louis Hyatt (2)                           65    President, Louis Hyatt, Inc. (real           1992          1997
                                                 estate)

                         DIRECTORS CONTINUING IN OFFICE

                                    AGE AT              PRINCIPAL OCCUPATION            DIRECTOR      YEAR TERM
             NAME                   1/31/94            DURING PAST FIVE YEARS           SINCE (1)    WILL EXPIRE
- -------------------------------  -------------  -------------------------------------  -----------  -------------
CLASS I DIRECTORS:
M. Virginia Meredith (3)                  78    Former Administrative Assistant to           1981          1996
                                                 Director, Anne Arundel County
                                                 Department of Health (Retired)
Joseph S. Quimby                          79    Farmer                                       1981          1996
W. Calvin Gray, Jr.                       54    President, Gray & Smith Builders &           1985          1996
                                                 Developers Inc.; President, Gray
                                                 Developers, Inc.
John M. Suit, II                          49    President and Chief Executive Officer        1989          1996
                                                 and Director, Farmers National Bank
                                                 of Maryland; President and Chief
                                                 Executive Officer and Director,
                                                 Bancorp; Former Executive Vice
                                                 President and Director, Annapolis
                                                 Banking & Trust Company
Alexander V. Sandusky (4)                 61    Retired Director of Waterway                 1992          1996
                                                 Improvement, Maryland Department of
                                                 Natural Resources; Operating officer
                                                 -- bowling lane

                         DIRECTORS CONTINUING IN OFFICE

                                    AGE AT              PRINCIPAL OCCUPATION            DIRECTOR      YEAR TERM
             NAME                   1/31/94            DURING PAST FIVE YEARS           SINCE (1)    WILL EXPIRE
- -------------------------------  -------------  -------------------------------------  -----------  -------------
Raymond C. Shockley (5)                   57    Attorney-at-Law, Williams, Hammond,          1992          1996
                                                 Moore, Shockley & Harrison, P.A.;
                                                 Director and Chairman of the Board
                                                 of Atlantic National Bank
CLASS III DIRECTORS:
Jesse L. Adams                            79    President of Terrace Gardens Building        1960          1995
                                                 Corp., a real estate investment
                                                 company
Cary L. Meredith, Jr. (3)                 69    Former Vice President of Basil Voges,        1960          1995
                                                 Inc., an insurance firm (Retired)
L. Tayloe Lewis, Jr.                      78    Director and Chairman of the Board of        1976          1995
                                                 Caroline County Bank; Insurance
                                                 Broker (Retired)
Edward B. Lauer (6)                       67    President, Riviera Beach Super               1989          1995
                                                 Market, Inc. and The Pasadena
                                                 Investment Corp. (supermarkets)
James D. Edwards (7)                      60    President, J.D. Edwards, Inc.                1992          1995
                                                 (pharmacy) and Vice President,
                                                 SUMAD, Inc. (card & gift shop)
W. Robert Newnam (8)                      71    Farmer (Retired)                             1976          1995

- ------------------------
(1) Includes service as a director of Farmers National Bank of Maryland (or, in the case of Mr. Lewis, service as a director of The Caroline County
      Bank) prior to the formation of Bancorp and its acquisition of Farmers National Bank of Maryland and The Caroline County Bank on August 1, 1992.
(2) Mr. Hyatt has served as a director of Farmers National Bank of Maryland since 1985.
(3)   M. Virginia Meredith and Cary L. Meredith, Jr. are sister and brother.
(4) Mr. Sandusky has served as a director of Farmers National Bank of Maryland since 1985.
(5) Mr. Shockley has served as a director of Atlantic National Bank since 1980, and was elected a director of Bancorp in 1992.
(6) Mr. Lauer has served as a director of Farmers National Bank of Maryland since 1985.
(7) Mr. Edwards has served as a director of Farmers National Bank of Maryland since 1988.
(8) Mr. Newnam has served as a member of the Board of Directors of the Advisory Board of the Millington Branch of the Farmers National Bank since 1976 and as a Director of Farmers National Bank of Maryland since 1992.

                               BOARD OF DIRECTORS

    The Board of Directors held 13 meetings during 1993. With the exception of Messrs. Adams and Sandusky each member of the Board of Directors attended 75% or more of the total number of meetings of the Board and Board committee(s) held during the period that he or she served.

    The Board of Directors has an Audit Committee whose members are Messrs. Lewis, Sandusky, Schelberg, Shockley, Simmons and Taylor. The Audit Committee is appointed annually by the Board to make recommendations regarding the selection of independent public accountants, review the scope and results of the audit by the independent public accountants, review the adequacy of Bancorp's accounting, financial and operating controls, and supervise special investigations. All members of the Audit Committee with the exception of Mr. Sandusky attended 75% or more of the five meetings held by the Committee during 1993.

    The Board of Directors of Bancorp has no compensation or nominating committees other than a committee comprised of Jesse L. Adams, John B. Melvin, Cary L. Meredith, Jr. and Charles L. Schelberg that has been appointed to administer The Farmers National Bancorp 1992 Stock Option Plan. Functions that would be performed by a compensation or nominating committee, if appointed, currently are performed by the Board as a whole. If a stockholder wishes to recommend a person for nomination for election as a director, the candidate's name and qualifications should be submitted in writing to the Secretary prior to September 1 of each calendar year along with other relevant biographical data and an indication of the consent of the proposed nominee. Recommendations of proposed nominees received in this manner will be considered by the Board.

    Directors of Bancorp who are not salaried officers of Bancorp or its subsidiaries receive an annual retainer of $3,000 as well as a fee of $100 for each meeting attended of the Board of Directors of Bancorp and a fee of $75 for each committee meeting of Bancorp attended. With the exception of Mr. Schelberg, a Director and Chairman of the Board of Bancorp, who receives benefits associated with his former employment with Farmers National, Directors of Bancorp who are not salaried officers of Bancorp or its subsidiaries do not participate in the Profit Sharing Plan, the Pension Plan or the Supplemental Plan.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's officers and directors, and persons who own more than ten percent of a registered class of Bancorp Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of all Section 16(a) forms filed to Bancorp.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Bancorp believes that, during 1993, except as set forth below all forms were filed in a timely manner. Bancorp believes that during 1993, Mr. Gray, a Director of Bancorp, failed to file two reports reporting three acquisitions of common stock of Bancorp in a timely manner.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

    As of February 18, 1994, Farmers National Bank of Maryland ("Farmers National"), a wholly owned subsidiary of Bancorp, was deemed a "beneficial owner" of a total of 211,363 shares (7.83%) of Common Stock of Bancorp under regulations of the Securities and Exchange Commission because of voting power, investment power or both, held or shared by Farmers National in a fiduciary capacity. A breakdown of sole and shared voting and investment power held by Farmers National over those shares is set forth below.

                                                                  AMOUNT AND NATURE OF     PERCENT OF
  TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER (1)           OWNERSHIP            CLASS
- ------------------  -------------------------------------------  -----------------------  ------------
Common Stock        Farmers National Bank of Maryland            152,399 Sole Voting and        5.65%
                    5 Church Circle                               Investment Power (2)
                    Annapolis, Maryland 21401
Common Stock        Farmers National Bank of Maryland            58,964 Shared Voting           2.18%
                    5 Church Circle                               and Investment Power
                    Annapolis, Maryland 21401

- ------------------------
(1) Farmers National acts in various fiduciary capacities with respect to numerous trusts, estates and other fiduciary accounts holding shares of Common Stock of Bancorp. Farmers National is deemed a "beneficial owner" of certain of those shares under regulations of the Securities and Exchange Commission because of its power to vote or direct the voting of, or to dispose or direct the disposition of, such shares, even though in some instances it shares those powers with co-fiduciaries and others.
(2) Includes certain revocable trusts and agency accounts in which the grantors or principals have delegated full voting rights, but have the right to rescind the delegation of voting rights or terminate the accounts.

                            ------------------------

    The voting power of Farmers National over the aforementioned shares is exercised by Farmers National's Trust Committee consisting of Messrs. Adams, Brudin, Melvin, Meredith, Schelberg, Suit and Taylor. Mr. Brudin is an officer of Farmers National. The actions of the Trust Committee are reviewed and ratified periodically by the Board of Directors of Farmers National.

    Except as indicated above, to the best knowledge of Bancorp, no person owns beneficially more than 5% of the outstanding shares of its Common Stock.

    Under Maryland law, a corporate fiduciary is entitled to vote shares of stock held by it as a fiduciary either in person or by proxy, unless the instrument appointing the fiduciary directs otherwise. Farmers National intends to vote those shares with respect to which it has sole voting authority and those shares with respect to which it votes with a co-fiduciary, if such co-fiduciary also executes a proxy, FOR election as directors the five persons named as nominees in this Proxy Statement, and FOR ratification of the selection of Stegman & Company as independent accountants for Bancorp for 1994 as described in this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY OFFICERS AND DIRECTORS

    The following table sets forth, as of February 18, 1994, the number of shares of Bancorp's Common Stock beneficially owned by each director and nominee for director of Bancorp, by each named executive officer, and by all executive officers and directors of Bancorp as a group.

                                                                      PERCENT OF
                                                                      OUTSTANDING
          NAME OF INDIVIDUALS                SHARES BENEFICIALLY        COMMON
          OR IDENTITY OF GROUP                      OWNED                STOCK
- ----------------------------------------     -------------------      -----------
Jesse L. Adams                                     59,868(2)(3)           2.21%
Cary L. Meredith, Jr.                              51,084(3)(4)           1.89%
Donald S. Taylor                                   50,796(3)(5)           1.87%
M. Virginia Meredith                               45,545                 1.74%
Charles L. Schelberg                               37,255(3)(6)           1.26%
William W. Simmons                                 14,978(7)              (1)
Louis A. Supanek                                   14,000                 (1)
John B. Melvin                                     13,880(3)(8)           (1)
John M. Suit, II                                   12,630(3)(9)           (1)
Alexander V. Sandusky                              12,294(10)             (1)
W. Calvin Gray, Jr.                                11,408(11)             (1)
Frank T. Lowman, III                                8,756(15)             (1)
Louis Hyatt                                         8,020(12)             (1)
Edward B. Lauer                                     5,974(14)             (1)
Raymond C. Shockley                                 5,858                 (1)
Joseph S. Quimby                                    5,200(13)             (1)
James D. Edwards                                    4,300(16)             (1)
L. Tayloe Lewis, Jr.                                4,100                 (1)
W. Robert Newnam                                    1,536(17)             (1)
All Officers and Directors
 as a Group (21 persons)                          374,389(3)             13.87%

- ------------------------
 (1) Represents less than 1%.
 (2) Includes 48,640 shares with respect to which Mr. Adams has joint voting and disposition powers with his wife.
 (3) Does not include 211,363 shares over which Farmers National holds sole or joint voting powers in a fiduciary capacity with respect to which the director or officer shares voting power by reason of his position on Farmers National's Trust Investment Committee. The director or officer disclaims any beneficial interest in these shares.
 (4) Includes 800 shares owned solely by Mr. Meredith's wife.
 (5) Includes 5,564 shares with respect to which Mr. Taylor has joint voting and disposition powers with his wife.
 (6) Includes 19,298 shares which are held solely by Mr. Schelberg's wife.
 (7) Includes 3,400 shares which are held solely by Mr. Simmons' wife.
 (8) Includes 700 shares owned by Clark Melvin Profit Sharing Plan for the benefit of Mr. Melvin and 100 shares held solely by Mr. Melvin's wife.
 (9) The shares are owned jointly with Mr. Suit's wife.
(10) Includes 5,735 shares which are held solely by Mr. Sandusky's wife.
(11) Includes 6,408 shares with respect to which Mr. Gray has joint voting and disposition powers with his wife, 1,300 shares held by a trust over which
      Mr. Gray is the sole trustee, and 4,100 shares held by corporations of which Mr. Gray is president.
(12) Includes 5,267 shares with respect to which Mr. Hyatt has joint voting and disposition powers with his wife.
(13) Includes 4,000 shares with respect to which Mr. Quimby has joint voting and disposition powers with his wife.
(14) Includes 2,620 shares which are held solely by Mr. Lauer's wife.
(15) Of the total number of shares shown, 50 shares are owned jointly with Mr. Lowman's mother, 452 shares are owned jointly with Mr. Lowman's mother and sister and 136 shares are owned by a trust of which Mr. Lowman is trustee.
(16) Includes 200 shares owned by J.D. Edwards Profit Sharing Plan for the benefit of Mr. Edwards.
(17) Mr. Newnam has joint voting and disposition powers with his wife with respect to the shares.

                             EXECUTIVE COMPENSATION

    The following tables and related text summarize Bancorp's compensation of its executive officers in accordance with the regulations of the Securities and Exchange Commission.

SUMMARY COMPENSATION

    The following table summarizes for the last three fiscal years certain information regarding the Corporation's compensation of its chief executive officer and other executive officers who had total annual salary and bonus for fiscal year 1993 exceeding $100,000.

                         SUMMARY COMPENSATION TABLE (1)

                                                               ANNUAL COMPENSATION
                                                               --------------------
           NAME AND PRINCIPAL POSITION                YEAR            SALARY
- --------------------------------------------------  ---------  --------------------
John M. Suit, II                                         1993     $   179,280(2)
  President and Director of Bancorp;                     1992         164,785(2)
  President and Director of Farmers National             1991         157,569(2)
Frank T. Lowman, III                                     1993         103,816(3)
  Vice President of Bancorp                              1992          93,750(3)
  Executive Vice President of Farmers National           1991          90,265(3)
Louis A. Supanek                                         1993         105,526(4)
  Vice President and Treasurer of Bancorp                1992          97,090(4)
  Executive Vice President, Cashier and Chief            1991          93,416(4)
   Financial Officer of Farmers National

- ------------------------
(1) No other executive officer's total annual salary and bonus for 1993 exceeded $100,000. In addition, in accordance with the instructions to
      Item 402 of Regulation S-K, columns have been deleted when no compensation has been awarded to, earned by or paid to any of the named executive officers that would be required to be reported in that column.
(2) Includes $21,280, $16,785 and $17,569 allocated to Mr. Suit's account under the Farmers National Deferred Profit Sharing Plan in each of 1993, 1992 and 1991, respectively. (See Compensation Pursuant to Plans).
(3) Includes $12,316, $9,550 and $10,065 allocated to Mr. Lowman's account under the Farmers National Deferred Profit Sharing Plan in each of 1993, 1992 and 1991, respectively.
(4) Includes $12,526, $9,890 and $10,416 allocated to Mr. Supanek's account under the Farmers National Deferred Profit Sharing Plan in each of 1993, 1992 and 1991, respectively.

STOCK OPTION GRANTS

    The Farmers National Bancorp 1992 Stock Option Plan (the "Stock Option Plan") was approved by the stockholders of Bancorp at the Annual Meeting of Stockholders held on April 28, 1992. No stock options were granted pursuant to the Stock Option Plan during 1993. Prior to the adoption of the Stock Option Plan, Bancorp had no stock option plans in effect.

LONG TERM INCENTIVE PLAN

    Bancorp has no long-term incentive compensation plans in effect other than the Stock Option Plan discussed above.

EMPLOYMENT CONTRACTS

    Bancorp has no written employment contracts with any of its executive officers, and no executive officers are entitled to rights upon a change of control or termination of employment.

COMPENSATION PURSUANT TO PLANS

    The Farmers National Deferred Profit Sharing Plan (the "Profit Sharing Plan") provides each eligible employee with a percentage of the aggregate amount allocated annually to the Profit Sharing Plan by the Board of Directors and permits all participants to defer receipt of payments for investment of all or a portion of the amounts allocated through a trust established under the Profit Sharing Plan. The aggregate contribution of Farmers National to the Profit
Sharing Plan is determined by application of a formula based upon pre-tax earnings of Farmers National and by other provisions limiting the maximum amounts allocable to employees to 15% of salary in the case of employees who are full participants and a lesser portion of salary in the case of employees with less than two years of service, who are limited participants. Upon retirement or death, a participant's interest is payable, at the election of a participant, in a lump sum or in annual installments, and upon termination other than by retirement or death, in a lump sum.

OTHER COMPENSATION

    Group life, health and hospitalization insurance benefits are provided to all full-time salaried employees of Bancorp and its subsidiaries pursuant to plans which do not discriminate in favor of executive officers. Certain amounts are expended by Bancorp or its subsidiaries for expenses (including dues for certain clubs and professional affiliations, and depreciation, gasoline and repair for automobiles owned by subsidiaries of Bancorp) paid by Bancorp or its subsidiaries for the benefit of executive officers. Such expenditures are considered to constitute ordinary and incidental business expenses reasonably paid by Bancorp and its subsidiaries to attract and retain qualified personnel, facilitate job performance and minimize work-related expenses incurred by those persons. Although it is impossible for Bancorp to calculate the value of the personal benefit of the payments, if any, to its executive officers, the cost to Bancorp during 1993 of such benefits provided for Mr. Suit, Mr. Lowman and Mr. Supanek did not exceed 10% of each of their cash compensation, respectively.

PENSION BENEFITS

    The Farmers National Pension Plan (the "Pension Plan") covers substantially all full-time employees. Benefits are computed under a formula based on the average compensation received by a participant during the five highest paid consecutive calendar years of employment preceding retirement. The amount of contributions to the Pension Plan is not and cannot readily be calculated separately for specific participants by the actuaries for the Pension Plan. For 1993, aggregate pension costs accrued and funded were $333,826. The following table shows the maximum annual retirement benefit payable under the Pension Plan for specified levels of compensation and credited years of service. The amounts in this table are not subject to deduction for Social Security benefits.

                                                             ESTIMATED ANNUAL BENEFIT
                                            -----------------------------------------------------------
                                                                 YEARS OF SERVICE
                                            -----------------------------------------------------------
COMPENSATION                                      15             20             25             30*
- ------------------------------------------  --------------  -------------  -------------  -------------
$ 75,000..................................  $    18,787.50  $   25,050.00  $   31,312.50  $   37,500.00
 100,000..................................       25,050.00      33,400.00      41,750.00      50,000.00
 125,000..................................       31,312.50      41,750.00      52,187.50      62,500.00
 150,000..................................       37,575.00      50,100.00      62,625.00      75,000.00

- ------------------------
*Maximum number of years of service that can be credited under the Pension Plan.

    Mr. Schelberg, the Chairman of the Board of Bancorp and Farmers National, is credited with the maximum possible number of years of service under the Pension Plan (30), and is drawing his current monthly benefit of $6,311.22 under the Pension Plan. Mr. Suit, Mr. Lowman and Mr. Supanek will be credited under the Pension Plan with 20 years, 30 years and 25 years of service at age 65, respectively. Current annual compensation for purposes of the Pension Plan is as follows: Mr. Suit - $158,000; Mr. Lowman - $91,500; and Mr. Supanek - $93,000. Estimated annual benefits based on this level of annual compensation are as follows: Mr. Suit - $54,673; Mr. Lowman - $47,464; and Mr. Supanek - $40,228.

    Farmers National also maintains a Supplemental Retirement, Death and Disability Plan (the "Supplemental Plan"), which provides benefits in addition to those of the Pension Plan for certain officers designated by the Board of Directors of Farmers National. Upon termination of employment, eligible executive officers are paid a monthly benefit equal to a percentage of each executive's final monthly compensation offset by amounts paid under the Pension Plan, social security and other deductions particular to the executive officer. At the present time, Messrs. Suit, Lowman and Supanek are covered under the Supplemental Plan. The cost of the Supplemental Plan included in operating expenses for the year ended December 31, 1993, was $185,938.

               REPORT OF PERSONNEL COMMITTEE OF FARMERS NATIONAL
                           ON EXECUTIVE COMPENSATION

    The Personnel Committee of Farmers National has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Bancorp under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, except to the extent that Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The executive officers of Bancorp and Farmers National received all of their compensation in 1993 from Farmers National. Accordingly, the Personnel Committee of Farmers National (the "Committee") established the policies governing compensation of the executive officers.

    In establishing compensation of executive officers, the Committee recognizes three primary policy considerations. First, compensation levels should reflect Farmers National's performance. Second, compensation should provide incentives for senior management to maximize stockholder value. Third, compensation levels at other financial institutions of similar size in the Mid-Atlantic region are considered in order to enable Farmers National to attract and retain key employees. In addition, the Committee rejects the trend toward excessive executive compensation found in some publicly held financial institutions and companies, believing it is not in the best interests of the stockholders. By establishing compensation in accordance with these criteria, the Committee seeks to attract and retain qualified executive officers to achieve the business goals of Farmers National and Bancorp and enhance stockholder value. The Committee has not formulated an official policy regarding the qualification of compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code.

    The compensation of the Chief Executive Officer and other executive officers of Bancorp and Farmers National consists of annual cash salaries, participation in the Profit Sharing Plan and Pension Plan, and certain other benefits described above. Salaries of all members of senior management are reviewed annually by the Committee. The Committee is made up of the following directors of Farmers National: John B. Melvin (Chairman), Charles L. Schelberg, Cary L. Meredith, Jr., John M. Suit, II, Donald S. Taylor, William W. Simmons and Edward
B. Lauer. The Committee also includes as non-voting members Louis A. Supanek and Frank T. Lowman, III who are executive officers but not directors. Guided by the compensation principles described above, in December of each year, the Committee reviews the individual performance of members of senior management during the past year in the context of the financial performance of Farmers National and Bancorp. Upon consideration of these factors and competitive compensation levels in the banking industry, the Committee formulates recommendations for the amounts of annual salaries of executive officers for the coming year. These recommendations are then presented to Farmers National's Board of Directors (the "Board") for final ratification. Senior executives serving on the Committee or the Board do not participate in deliberations concerning their own performance or compensation. Mr. Schelberg, Chairman of the Board and a director of Bancorp and a director of Farmers National, as well as a former executive officer of Bancorp and Farmers National, participates in the deliberations of the Committee and the Board concerning executive compensation.

    Following this procedure, in December 1992 the Board fixed the 1993 annual salaries of executive officers (including the officer named in the summary compensation table above) after considering the Committee's recommendations and the performance of Farmers National and Bancorp in 1992. The Board approved all recommendations of the Committee concerning executive salaries. No fixed targets or formulas were utilized in determining salaries.

    The Board ratified the Committee's recommendation to set the salary of the Chief Executive Officer for 1993 at $158,000, an increase of approximately 6.76% over 1992. This decision was based on the Committee's evaluation of the Chief Executive Officer's performance, prevailing compensation levels in the banking industry, and various measures of financial performance and stockholder value for Farmers National and Bancorp in 1992. These measures included earnings per share, return on equity, return on assets, and prevailing prices for Bancorp's outstanding Common Stock.

    Executive officer compensation is also linked to the performance of Farmers National through participation in the Profit Sharing Plan. The aggregate annual contribution of Farmers National to the Profit Sharing Plan is determined by application of a formula based on pre-tax earnings of Farmers National and by other provisions limiting the maximum amounts allocable to employees to 15% of salary in the case of employees who are full participants and a lesser portion of salary in the case of employees with less than two years of service, who are limited participants. The Committee formulates annually a recommendation of the aggregate amount of Farmers National's contribution to the Profit Sharing Plan, for action by the Board. The Committee recommended, and the Board approved, an aggregate contribution of $678,600 in 1993. During 1993, $21,280 was allocated to the account of the Chief Executive Officer under the Plan.

    No stock options were granted in 1993 under The Farmers National Bancorp 1992 Stock Option Plan (the "Stock Option Plan"). A committee of the Board of Directors of Bancorp consisting of Jesse L. Adams, John B. Melvin, Cary L. Meredith, Jr. and Charles L. Schelberg administers the Stock Option Plan. As noted above, Mr. Schelberg is a former executive officer of Bancorp and Farmers National.

                                          PERSONNEL COMMITTEE
                                          FARMERS NATIONAL BANK OF MARYLAND

                                              John B. Melvin, CHAIRMAN
                                              Donald S. Taylor
                                              Charles L. Schelberg
                                              Cary L. Meredith, Jr.
                                              William W. Simmons
                                              Edward B. Lauer
                                              John M. Suit, II

                                          NON-VOTING MEMBERS

                                              Frank T. Lowman, III
                                              Louis A. Supanek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

    The Personnel Committee of Farmers National acts as the compensation committee for Bancorp. The following persons served on the Personnel Committee of Farmers National during 1993: John B. Melvin, Charles L. Schelberg, Cary L. Meredith, Jr., Donald S. Taylor, William W. Simmons, Edward B. Lauer and John M. Suit, II. During 1993, Mr. Suit was an officer of Bancorp and of Farmers National. Mr. Schelberg is Chairman of the Board of Bancorp and was formerly an executive employee of Bancorp and Farmers National.

    The following officers and employees of Bancorp and Farmers National also participated in deliberations of the Personnel Committee of Farmers National which made recommendations to the

Board of Directors of Farmers National concerning executive compensation during 1993: Louis A. Supanek and Frank T. Lowman. Mr. Supanek and Mr. Lowman did not participate in deliberations relating to the compensation paid to them or to Mr. Suit.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      FARMERS NATIONAL BANCORP, NASDAQ TOTAL MARKET, NASDAQ BANK INDEX (1)


    The Comparison Chart of the 5 Year Cumulative Total Return (including dividend reinvestment) has been filed with the SEC under cover of form SE (form for submission of paper format exhibits).


                                   [GRAPHIC]
       (1) Assumes that the investment in Bancorp Common Stock and each index was $100 on December 31, 1988 with quarterly reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Some of Bancorp's directors and officers, and organizations of which some of Bancorp's directors are owners, officers, directors or trustees, have had transactions in the ordinary course of business with Bancorp and subsidiaries of Bancorp. Such transactions have included borrowings (all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features), deposits, purchases of government and municipal securities and other usual money market transactions.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of Bancorp has appointed the firm of Stegman & Company, certified public accountants, as independent accountants for Bancorp for 1994 subject to ratification by the stockholders. Stegman & Company, which has served as independent accountants for Bancorp since it commenced operations in 1982, has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp or any of its subsidiaries other than as independent public accountants. Representatives of Stegman & Company are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF STEGMAN & COMPANY AS BANCORP'S INDEPENDENT ACCOUNTANTS FOR 1994.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters should come properly before the meeting or any adjournment or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matters.

                               PROXY SOLICITATION

    The expense of the Board of Directors' proxy solicitation will be borne by Bancorp. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of Common Stock and to obtain authorizations for the execution of proxies; and if they in turn so request, Bancorp will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Directors, officers and regular employees of Bancorp and its subsidiaries may also solicit proxies without additional remuneration therefor.

    Stockholders are urged to sign the accompanying proxy, solicited on behalf of the Board of Directors of Bancorp, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted FOR election of the five nominees for director named in this Proxy Statement, and FOR ratification of the selection of Stegman & Company as independent public accountants for Bancorp for 1994. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by executing another proxy bearing a later date, by written notice to Bancorp or by oral or written statement at the meeting.

STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be presented at the 1995 Annual Meeting of Stockholders of Bancorp must be received by Bancorp not later than November 24, 1994, in order to be included in the proxy statement and proxy relating to such annual meeting.

                                          Norma K. Behlke
                                          SECRETARY

Dated: March 25, 1994

                            FARMERS NATIONAL BANCORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Cary L. Meredith, Jr., John B. Melvin, and Donald S. Taylor, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of Common Stock of Farmers National Bancorp ("Bancorp") which the undersigned could vote if personally present at the Annual Meeting of Stockholders to be held April 26, 1994, or at any adjournment or adjournments thereof.

1.         ELECTION OF DIRECTORS:
           Class II           / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
           Directors            (EXCEPT AS INDICATED TO THE CONTRARY       TO VOTE FOR ALL NOMINEES LISTED
                              BELOW)                                       BELOW

(John B. Melvin, Charles L. Schelberg, Donald S. Taylor, William W. Simmons and
                                  Louis Hyatt)

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THAT NAME IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

2.         PROPOSAL TO RATIFY THE SELECTION OF STEGMAN & COMPANY AS INDEPENDENT ACCOUNTANTS FOR BANCORP FOR
           1994:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

    The undersigned further gives the Proxies authority to vote according to their best judgment with respect to any other matters properly coming before the meeting and any adjournment or adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS CLASS II DIRECTORS, AND FOR PROPOSAL 2.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of a Proxy Statement, both dated March 25, 1994. Please sign exactly as name appears below.

                                              __________________________________

                                                          Signature
                                              __________________________________
                                                  Signature, if held jointly
                                              Date: ____________________________

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS  PROXY  PROMPTLY  USING   THE
                                              ENCLOSED ENVELOPE.